UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2021

CCUR Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37706	04-2735766
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6470 East Johns Crossing, Suite 490, Duluth, Georgia	30097
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 305-6434

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name on exchange which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On March 10, 2021 CCUR Holdings, Inc. (the "Company") entered into an Equity Purchase Agreement (the “Agreement”) to sell its remaining equity interests in, LM Capital Solutions, LLC (“LMCS”), a majority-owned subsidiary of the Company, to AZOKKB, LLC (formerly Luxemark Capital LLC) (“AZOKKB”), the minority owner. of LMCS. This transaction accelerated the planned transfer of the LMCS ownership interest and removed the obligation of LMCS management from CCUR personnel

The foregoing description of the terms and conditions of the Agreement, does not purport to be a complete and is qualified in its entirety by reference to the complete text of the Agreement, a copy of which is filed as Exhibit 10.1 and is incorporated into this item 1.01 by reference.

Item 9.01	Financial Statements and Exhibits

(d)       Exhibits

10.1	Equity Purchase Agreement dated as of March 10, 2021, by and between CCUR Holdings, Inc., AZOKKB, LLC, LM Capital Solutions, LLLC and Avraham Zeines.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 16, 2021	CCUR HOLDINGS, INC.

	By:	/s/ Igor Volshteyn
Name: Igor Volshteyn
Title: President and Chief Operating Officer